Exhibit 21.1

SUBSIDIARIES OF INFOR, INC.

As of April 30, 2015

Name of Subsidiary	Jurisdiction of Incorporation	Name of Subsidiary	Jurisdiction of Incorporation
North America		EMEA (continued)
Infor (Canada), Ltd.	Canada — Ontario	Infor (Sweden) AB	Sweden
Workbrain L.P.	Canada — Ontario	Lawson International AB	Sweden
Nova Scotia Company	Canada — Nova Scotia	Infor (Steinhausen) AG	Switzerland
Infor (US), Inc.	US — Delaware	Infor (Steinhausen) II GmbH	Switzerland
Infor Public Sector, Inc.	US — California	Infor (Farnborough) Limited	United Kingdom
Seneca Acquisition Subsidiary Inc.	US — Delaware	Infor (Midlands II) Limited	United Kingdom
Infor (GA), Inc.	US — Georgia	Infor (Midlands IV) Limited	United Kingdom
Infinium Software, Inc.	US — Massachusetts	Infor (Solihull) Ltd	United Kingdom
		Infor (Subholdings) Ltd	United Kingdom
Latin America		Infor (UK) Holdings Limited	United Kingdom
Infor Global Solutions (Argentina) S.A.	Argentina	Infor (United Kingdom) Limited	United Kingdom
Infor do Brasil Softwares Ltda.	Brazil	Infor Global Solutions (Midlands III) Ltd	United Kingdom
TriSyn IP Limited	Cayman Islands	Infor Global Solutions (Midlands VI) Limited	United Kingdom
Infor Chile Softwares Ltda. d/b/a Infor Chile Ltda.	Chile	Infor Global Solutions EMEA Holdings Ltd.	United Kingdom
Infor Colombia S.A.S.	Colombia	Infor Global Solutions UK Intermediate Holdings Ltd.	United Kingdom
Infor (Mexico) S.A. de C.V.	Mexico	Sugar Acquisition Limited	United Kingdom
CLS de Mexico, S.A. de C.V.	Mexico City, Federal District	Systems Union Group Limited	United Kingdom
Infor Global Solutions (Venezuela) C.A.	Venezuela
APAC
EMEA		Infor (ANZ Holdings) Pty Limited	Australia
Infor (Österreich) GmbH	Austria	Infor (AU M3) Pty. Ltd.	Australia
Infor (Belgium) N.V.	Belgium	Infor Global Solutions (ANZ) Pty Limited	Australia
S.P.R.L. Certpoint Europe	Belgium	Voto Pty. Ltd.	Australia
Infor (Česká republika) s.r.o.	Czech Republic	Systems Union (Shanghai) Ltd.	China
Infor Danmark A/S	Denmark	Boss Solution Limited	Hong Kong
Lawson Software Finland Oy	Finland	Hotel Information Systems Limited	Hong Kong
Infor (France) SAS	France	Infor (Hong Kong) Ltd.	Hong Kong
Infor (Friedrichsthal I) GmbH	Germany	SoftBrands (HK) Ltd	Hong Kong
Infor (Deutschland) GmbH	Germany	Approva Systems Private Limited	India
Infor Global Solutions Holding GmbH	Germany	Infor (Bangalore) Private Limited	India
Infor (Gibraltar) Limited	Gibraltar	Infor (India) Pvt Ltd.	India
Geac Magyarország Ltd.	Hungary	PT Infor Software Indonesia	Indonesia
Infor (Ireland) Ltd.	Ireland	Infor Japan (M3) K.K.	Japan
Infor (Italia) Srl	Italy	Infor Japan K.K.	Japan
Infor (Saudi Arabia) Limited	Kingdom of Saudi Arabia	Infor Korea Ltd	Korea
Infor Global Solutions European Finance Sarl	Luxembourg	EXE Technologies (Malaysia) Sdn Bhd	Malaysia
Infor ISA Holdings S.a.r.l.	Luxembourg	Infor (Malaysia) Sdn. Bhd.	Malaysia
MIVE S.a.r.L.	Luxembourg	Infor Manufacturing (Malaysia) Sdn Bhd	Malaysia
TSHC S.a.r.l.	Luxembourg	Infor (New Zealand)	New Zealand
Infor (Amersfoort) B.V.	Netherlands	Infor (NZ M3) Ltd	New Zealand
Infor (Barneveld) B.V.	Netherlands	Hotel Information Systems Philippines, Inc.	Philippines
Infor (Nederland) B.V.	Netherlands	Infor International Software, Inc.	Philippines
Infor (Veenendaal) B.V.	Netherlands	Infor PSSC, Inc.	Philippines
Softbrands Holdings B.V.	Netherlands	Infor (S.E.A.) Pte. Ltd.	Singapore
Systems Union International BV	Netherlands	Infor (Singapore Holdings) Pte. Ltd.	Singapore
Infor (Norge) AS	Norway	Orbis Pte Ltd	Singapore
Infor (Polska) Sp. z o.o.	Poland	HIS MSC Company Limited (Thailand)	Thailand
InforIGS Global Solutions Informática e Consultoria, Lda	Portugal	Infor Software (Thailand) Ltd.	Thailand
LLC “Infor Software”	Russia	Systems Union Software Corporation Limited	Thailand
Infor (South Africa) (Pty) Ltd	South Africa
Infor Software Iberia, S.A.U.	Spain